EXHIBIT 99.1


                                  STATEMENT OF
                               TEREX ENERGY CORP.
                                 DONALD WALFORD
                                 MARTIN GOTTLOB
                                       AND
                                   ALLEN HEIM
                                      AS TO
                       THE JOINT FILING OF SCHEDULE 13D/A

We, the Undersigned, hereby consent to the joint filing with the Securities and Exchange Commission ("SEC") of the Schedule 13D/A, dated January 22, 2015, on our behalf by Donald Walford.




Date: January 22, 2015     TEREX ENERGY CORP.:



                           By: /s/ Donald Walford
                           ---------------------------------------------------
                           Donald Walford, CEO of Terex Energy Corp.


                           INDIVIDUALS:


                           /s/ Donald Walford
                           ----------------------------------------------------
                           Donald Walford, Individual


                           /s/ Martin Gottlob
                           ----------------------------------------------------
                           Martin Gottlob, Individual


                           /s/ Allen Heim
                           ----------------------------------------------------
                           Allen Heim, Individual